Exhibit 99.1

For Immediate Release

For more information:

Jefferson Harralson

Chief Financial Officer

(706) 781-2265

Jefferson_Harralson@ucbi.com

UNITED COMMUNITY BANKS, INC.

ANNOUNCES THIRD QUARTER EARNINGS

Diluted earnings per share up six percent, to 38 cents, from third quarter 2016

Excluding merger-related and other non-operating charges,

diluted operating EPS up five percent, to 41 cents

●	Net interest revenue of $89.8 million, up $10.8 million or 14 percent from year ago
●	Net interest margin of 3.54 percent, up seven basis points from second quarter and up 20 basis points from year ago
●	Return on assets of 1.01 percent, or 1.09 percent excluding merger-related and other charges
●	Efficiency ratio of 59.3 percent, or 56.2 percent excluding merger-related and other charges
●	Completed the acquisition of Horry County State Bank during the quarter

BLAIRSVILLE, GA – October 25, 2017 – United Community Banks, Inc. (NASDAQ: UCBI) (“United”) today announced strong third quarter results with meaningful margin expansion, disciplined expense management and sound credit quality. Net income was $27.9 million, or 38 cents per diluted share, compared with $25.9 million, or 36 cents per diluted share, for the third quarter of 2016.

On an operating basis, net income rose to $30.2 million for the third quarter of 2017 compared with $27.8 million for the third quarter of 2016. Third quarter 2017 operating net income excludes merger-related and other non-operating charges totaling $2.27 million, net of the associated income tax benefit. Third quarter 2016 operating net income excludes $1.96 million in merger-related charges, net of the associated income tax benefit. On a per diluted share basis, operating net income was 41 cents for the third quarter of 2017 compared with 39 cents for the third quarter of 2016.

At September 30, 2017, preliminary regulatory capital ratios were as follows. Tier 1 Risk-Based of 12.3 percent; Total Risk-Based of 13.0 percent; Common Equity Tier 1 Risk-Based of 12.2 percent, and Tier 1 Leverage of 9.3 percent.

“Our third quarter results demonstrate United bankers’ ability to overcome challenges and produce solid financial results,” said Jimmy Tallent, chairman and chief executive officer. “In the third quarter, we became subject to the Durbin amendment of the Dodd Frank Wall Street Reform and Consumer Protection Act which places a cap on the amount banks can charge merchants for debit card interchange fees. We also became subject to the large bank deposit insurance assessment model. The combined effect of these two items reduced our pre-tax earnings by approximately $3.4 million, or three cents per share, in the third quarter. We had been actively preparing for this for two years and our bankers were able to completely offset the impact through a higher net interest margin and disciplined expense controls.

“Despite these challenges and excluding merger-related and other non-operating charges, our third quarter operating efficiency ratio held steady at 56.2 percent, our best in more than a decade,” Tallent stated. “Including merger and other non-operating charges, the efficiency ratio was 59.3 percent. Clearly our bankers delivered solid financial performance by every measure.”

Tallent continued, “We also completed the acquisition of Horry County State Bank on July 31st, significantly enhancing our presence in the Myrtle Beach area along the South Carolina coast. The acquisition of Horry County State Bank, which is part of our larger, ongoing expansion strategy in the high-growth South Carolina coast will accelerate our growth in this attractive market. We are all set for systems conversions in mid-November at which time we expect to achieve all of our cost savings.

“We are scheduled to complete our acquisition of Four Oaks Bank & Trust Company on November 1st which will extend our footprint farther east in North Carolina to the fast-growing Raleigh MSA. All regulatory and shareholder approvals for the transaction have been received. We have long sought to enter this market and are delighted to find an exceptional partner in Four Oaks. I could not be more pleased with these two partnerships and look forward to them becoming part of United.

“Third quarter loan production was $617 million with $434 million originating from our community banks and $183 million from our Commercial Banking Solutions group,” Tallent added. “Linked-quarter loans were up $162 million, mostly reflecting the $216 million in net loans received through our acquisition of Horry County State Bank. Our indirect auto loan portfolio was down $48.7 million from second quarter reflecting our decision to suspend indirect auto loan purchases. Excluding the reduction in indirect auto loans and the loans acquired through the Horry acquisition, loan growth was essentially flat from second quarter.”

Third quarter net interest revenue totaled $89.8 million, up $10.8 million from the third quarter of 2016 and up $4.6 million from the second quarter. The increases from both periods reflect business growth and net interest margin expansions of 20 basis points from a year ago and seven basis points from the second quarter, mostly driven by rising short-term interest rates as well as the acquisition of Horry County State Bank which was completed on July 31, 2017. Horry County State Bank results are included in United’s financial results from the acquisition date.

The third quarter provision for credit losses was $1 million, up from $800,000 for the second quarter. This compares with a provision recovery of $300,000 in the third quarter of 2016. Third quarter net charge-offs totaled $1.6 million, equal to the second quarter of 2017 but up slightly from $1.4 million in the third quarter of 2016. Contributing to the low level of net charge-offs were continued strong recoveries of previously charged-off loans. Nonperforming assets were .23 percent of total assets at September 30, 2017, compared with .30 percent at September 30, 2016 and .24 percent at June 30, 2017.

“We continue to experience strong, steady credit quality and a low level of net charge-offs which is reflected in our low provision for loan losses,” Tallent commented. “Our credit quality indicators show no indication of credit deterioration and our outlook is for that to continue. We also expect our provision levels to gradually increase during the year due to loan growth, while our allowance and the related ratio to total loans will decline slightly.”

Third quarter fee revenue totaled $20.6 million, down $5.79 million from a year ago and down $3.11 million from the second quarter. The decrease from both prior periods was mostly due to lower debit card interchange fees as a result of the Durbin amendment becoming effective for United on July 1st. The Durbin amendment, which places a cap on the amount of interchange banks can charge merchants for use of their debit cards, reduced United’s debit card interchange fees by approximately $2.7 million in the third quarter. Also contributing to the decrease from both prior periods were lower mortgage fees and lower customer derivative fees reflecting a less favorable interest rate environment.

Operating expenses were $65.7 million for the third quarter, compared with $64.0 million for the third quarter of 2016 and $63.2 million for the second quarter. Included in the third quarter’s operating expenses are $2.3 million in merger-related expenses and $1.1 million in surplus property impairment charges, totaling $3.4 million. We also had merger-related charges of $3.15 million in the third quarter of 2016, and merger-related and executive retirement charges totaling $1.83 million in the second quarter of 2017. Excluding these charges, third quarter operating expenses were $62.3 million compared with $61.4 million for the second quarter and $60.9 million a year ago. The $855,000 increase from the second quarter was mostly due to higher deposit insurance costs as a result of being assessed under the large bank deposit insurance assessment model effective July 1, and the operating expenses of Horry County State Bank acquired on July 31. These increases were partially offset by lower communications and equipment and advertising and public relations expense.

Tallent concluded, “Our bankers always meet every challenge with diligence and perseverance. That was certainly demonstrated with our third quarter financial results. Their passion and commitment drive our performance and ensure our success. Every day I become more encouraged about the opportunities that lie ahead knowing that our exceptional team of bankers will find success in everything they do. With Horry County State Bank and Four Oaks Bank & Trust Company, we have found two outstanding strategic partners in key growth markets that share our passion for banking and our commitment to customer service. I am excited about the opportunities that these acquisitions create to recruit other talented bankers from within these markets into the United family.”

Conference Call

United will hold a conference call today, Wednesday, October 25, 2017, at 11 a.m. ET to discuss the contents of this earnings release and to share business highlights for the quarter. To access the call, dial (877) 380-5665 and use the conference number 90798221. The conference call also will be webcast and available for replay for 30 days by selecting “Events & Presentations” within the Investor Relations section of United’s website at www.ucbi.com.

About United Community Banks, Inc.

United Community Banks, Inc. (NASDAQ: UCBI) is a bank holding company based in Blairsville, Georgia with $11.1 billion in assets. The company’s banking subsidiary, United Community Bank, is one of the southeast region’s largest full-service banks, operating 142 offices in Georgia, North Carolina, South Carolina and Tennessee. The bank specializes in personalized community banking services for individuals, small businesses and corporations. Services include a full range of consumer and commercial banking products including mortgage, advisory, and treasury management. Respected national research firms consistently recognize United Community Bank for outstanding customer service. For the last four years, J.D. Power has ranked United Community Bank first in customer satisfaction in the Southeast. In 2017, for the fourth consecutive year, Forbes magazine included United on its list of the 100 Best Banks in America. Additional information about the company and the bank’s full range of products and services can be found at www.ucbi.com.

Non-GAAP Financial Measures

This News Release, including the accompanying financial statement tables, contains financial information determined by methods other than in accordance with generally accepted accounting principles, or GAAP. This financial information includes certain operating performance measures, which exclude merger-related and other charges that are not considered part of recurring operations, such as “operating net income,” “operating net income per diluted share,” “operating net income available to common shareholders,” “operating diluted income per common share,” “tangible book value per common share,” “operating return on common equity,” “operating return on tangible common equity,” “operating return on assets,” “operating dividend payout ratio,” “operating efficiency ratio,” “average tangible equity to average assets,” “average tangible common equity to average assets” and “tangible common equity to risk-weighted assets.” These non-GAAP measures are included because United believes they may provide useful supplemental information for evaluating United’s underlying performance trends. These measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP, and are not necessarily comparable to non-GAAP measures that may be presented by other companies. To the extent applicable, reconciliations of these non-GAAP measures to the most directly comparable measures as reported in accordance with GAAP are included with the accompanying financial statement tables.

Safe Harbor

This News Release contains forward-looking statements, as defined by federal securities laws, including statements about United’s financial outlook and business environment. These statements are based on current expectations and are provided to assist in the understanding of future financial performance. Such performance involves risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. For a discussion of some of the risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to United’s filings with the Securities and Exchange Commission, including our 2016 Annual Report on Form 10-K under the sections entitled “Forward-Looking Statements” and “Risk Factors.” Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements.

# # #

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Selected Financial Information

						Third	For the Nine
	2017			2016		Quarter	Months Ended		YTD
	Third	Second	First	Fourth	Third	2017-2016	September 30,		2017-2016
(in thousands, except per share data)	Quarter	Quarter	Quarter	Quarter	Quarter	Change	2017	2016	Change
INCOME SUMMARY
Interest revenue	$98,839	$93,166	$90,958	$87,778	$85,439		$282,963	$247,242
Interest expense	9,064	8,018	7,404	6,853	6,450		24,486	18,383
Net interest revenue	89,775	85,148	83,554	80,925	78,989	14%	258,477	228,859	13%
Provision for credit losses	1,000	800	800	-	(300)		2,600	(800)
Fee revenue	20,573	23,685	22,074	25,233	26,361	(22)	66,332	68,464	(3)
Total revenue	109,348	108,033	104,828	106,158	105,650	4	322,209	298,123	8
Expenses	65,674	63,229	62,826	61,321	64,023	3	191,729	179,968	7
Income before income tax expense	43,674	44,804	42,002	44,837	41,627	5	130,480	118,155	10
Income tax expense	15,728	16,537	18,478	17,616	15,753	-	50,743	44,720	13
Net income	27,946	28,267	23,524	27,221	25,874	8	79,737	73,435	9
Merger-related and other charges	3,420	1,830	2,054	1,141	3,152		7,304	6,981
Income tax benefit of merger-related and other charges	(1,147)	(675)	(758)	(432)	(1,193)		(2,580)	(2,642)
Impairment of deferred tax asset on canceled non-qualified stock options	-	-	-	976	-		-	-
Release of disproportionate tax effects lodged in OCI	-	-	3,400	-	-		3,400	-
Net income - operating (1)	$30,219	$29,422	$28,220	$28,906	$27,833	9	$87,861	$77,774	13

PERFORMANCE MEASURES
Per common share:
Diluted net income - GAAP	$.38	$.39	$.33	$.38	$.36	6	$1.10	$1.02	8
Diluted net income - operating (1)	.41	.41	.39	.40	.39	5	1.21	1.08	12
Cash dividends declared	.10	.09	.09	.08	.08		.28	.22
Book value	16.50	15.83	15.40	15.06	15.12	9	16.50	15.12	9
Tangible book value (3)	14.11	13.74	13.30	12.95	13.00	9	14.11	13.00	9

Key performance ratios:
Return on common equity - GAAP (2)(4)	9.22%	9.98%	8.54%	9.89%	9.61%		9.26%	9.25%
Return on common equity - operating (1)(2)(4)	9.97	10.39	10.25	10.51	10.34		10.20	9.79
Return on tangible common equity - operating (1)(2)(3)(4)	11.93	12.19	12.10	12.47	12.45		12.07	11.64
Return on assets - GAAP (4)	1.01	1.06	.89	1.03	1.00		.99	.99
Return on assets - operating (1)(4)	1.09	1.10	1.07	1.10	1.08		1.09	1.05
Dividend payout ratio - GAAP	26.32	23.08	27.27	21.05	22.22		25.45	21.57
Dividend payout ratio - operating (1)	24.39	21.95	23.08	20.00	20.51		23.14	20.37
Net interest margin (fully taxable equivalent) (4)	3.54	3.47	3.45	3.34	3.34		3.49	3.36
Efficiency ratio - GAAP	59.27	57.89	59.29	57.65	60.78		58.81	60.56
Efficiency ratio - operating (1)	56.18	56.21	57.35	56.58	57.79		56.57	58.21
Average equity to average assets	10.86	10.49	10.24	10.35	10.38		10.54	10.60
Average tangible equity to average assets (3)	9.45	9.23	8.96	9.04	8.98		9.21	9.27
Average tangible common equity to average assets (3)	9.45	9.23	8.96	9.04	8.98		9.21	9.24
Tangible common equity to risk-weighted assets (3)(5)	12.81	12.44	12.07	11.84	12.22		12.81	12.22

ASSET QUALITY
Nonperforming loans	$22,921	$23,095	$19,812	$21,539	$21,572	6	$22,921	$21,572	6
Foreclosed properties	2,736	2,739	5,060	7,949	9,187	(70)	2,736	9,187	(70)
Total nonperforming assets (NPAs)	25,657	25,834	24,872	29,488	30,759	(17)	25,657	30,759	(17)
Allowance for loan losses	58,605	59,500	60,543	61,422	62,961	(7)	58,605	62,961	(7)
Net charge-offs	1,635	1,623	1,679	1,539	1,359	20	4,937	5,227	(6)
Allowance for loan losses to loans	.81%	.85%	.87%	.89%	.94%		.81%	.94%
Net charge-offs to average loans (4)	.09	.09	.10	.09	.08		.09	.11
NPAs to loans and foreclosed properties	.36	.37	.36	.43	.46		.36	.46
NPAs to total assets	.23	.24	.23	.28	.30		.23	.30

AVERAGE BALANCES ($ in millions)
Loans	$7,149	$6,980	$6,904	$6,814	$6,675	7	$7,012	$6,278	12
Investment securities	2,800	2,775	2,822	2,690	2,610	7	2,799	2,692	4
Earning assets	10,133	9,899	9,872	9,665	9,443	7	9,969	9,120	9
Total assets	10,980	10,704	10,677	10,484	10,281	7	10,788	9,909	9
Deposits	8,913	8,659	8,592	8,552	8,307	7	8,723	8,051	8
Shareholders’ equity	1,193	1,123	1,093	1,085	1,067	12	1,137	1,051	8
Common shares - basic (thousands)	73,151	71,810	71,700	71,641	71,556	2	72,060	71,992	-
Common shares - diluted (thousands)	73,162	71,820	71,708	71,648	71,561	2	72,071	71,996	-

AT PERIOD END ($ in millions)
Loans	$7,203	$7,041	$6,965	$6,921	$6,725	7	$7,203	$6,725	7
Investment securities	2,847	2,787	2,767	2,762	2,560	11	2,847	2,560	11
Total assets	11,129	10,837	10,732	10,709	10,298	8	11,129	10,298	8
Deposits	9,127	8,736	8,752	8,638	8,442	8	9,127	8,442	8
Shareholders’ equity	1,221	1,133	1,102	1,076	1,079	13	1,221	1,079	13
Common shares outstanding (thousands)	73,403	70,981	70,973	70,899	70,861	4	73,403	70,861	4

(1)	Excludes merger-related and other charges which includes amortization of certain executive change of control benefits, a first quarter 2017 release of disproportionate tax effects lodged in OCI and a fourth quarter 2016 deferred tax asset impairment charge related to cancelled non-qualified stock options.
(2)	Net income available to common shareholders, which is net of preferred stock dividends, divided by average realized common equity, which excludes accumulated other comprehensive income (loss).
(3)	Excludes effect of acquisition related intangibles and associated amortization.
(4)	Annualized.
(5)	Third quarter 2017 ratio is preliminary.

UNITED COMMUNITY BANKS, INC.
Non-GAAP Performance Measures Reconciliation
Selected Financial Information

	2017			2016		For the Nine Months Ended
	Third	Second	First	Fourth	Third	June 30,
(in thousands, except per share data)	Quarter	Quarter	Quarter	Quarter	Quarter	2017	2016

Expense reconciliation
Expenses (GAAP)	$65,674	$63,229	$62,826	$61,321	$64,023	$191,729	$179,968
Merger-related and other charges	(3,420)	(1,830)	(2,054)	(1,141)	(3,152)	(7,304)	(6,981)
Expenses - operating	$62,254	$61,399	$60,772	$60,180	$60,871	$184,425	$172,987

Net income reconciliation
Net income (GAAP)	$27,946	$28,267	$23,524	$27,221	$25,874	$79,737	$73,435
Merger-related and other charges	3,420	1,830	2,054	1,141	3,152	7,304	6,981
Income tax benefit of merger-related and other charges	(1,147)	(675)	(758)	(432)	(1,193)	(2,580)	(2,642)
Impairment of deferred tax asset on canceled non-qualified stock options	-	-	-	976	-	-	-
Release of disproportionate tax effects lodged in OCI	-	-	3,400	-	-	3,400	-
Net income - operating	$30,219	$29,422	$28,220	$28,906	$27,833	$87,861	$77,774
Diluted income per common share reconciliation
Diluted income per common share (GAAP)	$.38	$.39	$.33	$.38	$.36	$1.10	$1.02
Merger-related and other charges	.03	.02	.01	.01	.03	.06	-
Impairment of deferred tax asset on canceled non-qualified stock options	-	-	-	.01	-	-	-
Release of disproportionate tax effects lodged in OCI	-	-	.05	-	-	.05	-
Diluted income per common share - operating	$.41	$.41	$.39	$.40	$.39	$1.21	$1.02

Book value per common share reconciliation
Book value per common share (GAAP)	$16.50	$15.83	$15.40	$15.06	$15.12	$16.50	$15.12
Effect of goodwill and other intangibles	(2.39)	(2.09)	(2.10)	(2.11)	(2.12)	(2.39)	(2.12)
Tangible book value per common share	$14.11	$13.74	$13.30	$12.95	$13.00	$14.11	$13.00

Return on tangible common equity reconciliation
Return on common equity (GAAP)	9.22%	9.98%	8.54%	9.89%	9.61%	9.26%	9.25%
Merger-related and other charges	.75	.41	.47	.26	.73	.55	.54
Impairment of deferred tax asset on canceled non-qualified stock options	-	-	-	.36	-	-	-
Release of disproportionate tax effects lodged in OCI	-	-	1.24	-	-	.39	-
Return on common equity - operating	9.97	10.39	10.25	10.51	10.34	10.20	9.79
Effect of goodwill and other intangibles	1.96	1.80	1.85	1.96	2.11	1.87	1.85
Return on tangible common equity - operating	11.93%	12.19%	12.10%	12.47%	12.45%	12.07%	11.64%

Return on assets reconciliation
Return on assets (GAAP)	1.01%	1.06%	.89%	1.03%	1.00%	.99%	.99%
Merger-related and other charges	.08	.04	.05	.03	.08	.06	.06
Impairment of deferred tax asset on canceled non-qualified stock options	-	-	-	.04	-	-	-
Release of disproportionate tax effects lodged in OCI	-	-	.13	-	-	.04	-
Return on assets - operating	1.09%	1.10%	1.07%	1.10%	1.08%	1.09%	1.05%

Dividend payout ratio reconciliation
Dividend payout ratio (GAAP)	26.32%	23.08%	27.27%	21.05%	22.22%	25.45%	21.57%
Merger-related and other charges	(1.93)	(1.13)	(.98)	(.54)	(1.71)	(1.31)	(1.20)
Impairment of deferred tax asset on canceled non-qualified stock options	-	-	-	(.51)	-	-	-
Release of disproportionate tax effects lodged in OCI	-	-	(3.21)	-	-	(1.00)	-
Dividend payout ratio - operating	24.39%	21.95%	23.08%	20.00%	20.51%	23.14%	20.37%

Efficiency ratio reconciliation
Efficiency ratio (GAAP)	59.27%	57.89%	59.29%	57.65%	60.78%	58.81%	60.56%
Merger-related and other charges	(3.09)	(1.68)	(1.94)	(1.07)	(2.99)	(2.24)	(2.35)
Efficiency ratio - operating	56.18%	56.21%	57.35%	56.58%	57.79%	56.57%	58.21%

Average equity to assets reconciliation
Equity to assets (GAAP)	10.86%	10.49%	10.24%	10.35%	10.38%	10.54%	10.60%
Effect of goodwill and other intangibles	(1.41)	(1.26)	(1.28)	(1.31)	(1.40)	(1.33)	(1.33)
Tangible equity to assets	9.45	9.23	8.96	9.04	8.98	9.21	9.27
Effect of preferred equity	-	-	-	-	-	-	(.03)
Tangible common equity to assets	9.45%	9.23%	8.96%	9.04%	8.98%	9.21%	9.24%

Tangible common equity to risk-weighted assets reconciliation (1)
Tier 1 capital ratio (Regulatory)	12.27%	11.91%	11.46%	11.23%	11.04%	12.27%	11.04%
Effect of other comprehensive income	(.13)	(.15)	(.24)	(.34)	-	(.13)	-
Effect of deferred tax limitation	.94	.95	1.13	1.26	1.50	.94	1.50
Effect of trust preferred	(.24)	(.25)	(.25)	(.25)	(.26)	(.24)	(.26)
Basel III intangibles transition adjustment	(.03)	(.02)	(.03)	(.06)	(.06)	(.03)	(.06)
Tangible common equity to risk-weighted assets	12.81%	12.44%	12.07%	11.84%	12.22%	12.81%	12.22%

(1)	Third quarter 2017 ratios are preliminary.

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Loan Portfolio Composition at Period-End

	2017			2016		Linked	Year over
	Third	Second	First	Fourth	Third	Quarter	Year
(in millions)	Quarter	Quarter	Quarter	Quarter	Quarter	Change	Change
LOANS BY CATEGORY
Owner occupied commercial RE	$1,792	$1,723	$1,633	$1,650	$1,587	$69	$205
Income producing commercial RE	1,413	1,342	1,297	1,282	1,277	71	136
Commercial & industrial	1,084	1,088	1,080	1,070	994	(4)	90
Commercial construction	583	587	667	634	567	(4)	16
Total commercial	4,872	4,740	4,677	4,636	4,425	132	447
Residential mortgage	933	881	860	857	814	52	119
Home equity lines of credit	689	665	659	655	693	24	(4)
Residential construction	190	193	197	190	200	(3)	(10)
Consumer installment	519	562	572	583	593	(43)	(74)
Total loans	$7,203	$7,041	$6,965	$6,921	$6,725	162	478

LOANS BY MARKET
North Georgia	$1,047	$1,065	$1,076	$1,097	$1,110	(18)	(63)
Atlanta MSA	1,477	1,445	1,408	1,399	1,332	32	145
North Carolina	542	541	541	545	548	1	(6)
Coastal Georgia	634	623	591	581	565	11	69
Gainesville MSA	242	246	252	248	236	(4)	6
East Tennessee	471	486	483	504	506	(15)	(35)
South Carolina	1,470	1,260	1,243	1,233	1,199	210	271
Commercial Banking Solutions	920	926	911	855	763	(6)	157
Indirect auto	400	449	460	459	466	(49)	(66)
Total loans	$7,203	$7,041	$6,965	$6,921	$6,725	162	478

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Credit Quality

	Third Quarter 2017			Second Quarter 2017			First Quarter 2017
	Nonperforming	Foreclosed	Total	Nonperforming	Foreclosed	Total	Nonperforming	Foreclosed	Total
(in thousands)	Loans	Properties	NPAs	Loans	Properties	NPAs	Loans	Properties	NPAs
NONPERFORMING ASSETS BY CATEGORY
Owner occupied CRE	$5,027	$764	$5,791	$5,248	$580	$5,828	$6,135	$1,238	$7,373
Income producing CRE	2,042	121	2,163	2,587	-	2,587	1,540	21	1,561
Commercial & industrial	2,378	-	2,378	1,010	-	1,010	929	-	929
Commercial construction	1,376	923	2,299	2,530	611	3,141	1,069	2,825	3,894
Total commercial	10,823	1,808	12,631	11,375	1,191	12,566	9,673	4,084	13,757
Residential mortgage	8,559	392	8,951	7,886	457	8,343	6,455	660	7,115
Home equity lines of credit	1,898	195	2,093	2,152	201	2,353	1,848	261	2,109
Residential construction	178	341	519	287	890	1,177	417	55	472
Consumer installment	1,463	-	1,463	1,395	-	1,395	1,419	-	1,419
Total NPAs	$22,921	$2,736	$25,657	$23,095	$2,739	$25,834	$19,812	$5,060	$24,872

NONPERFORMING ASSETS BY MARKET
North Georgia	$6,707	$404	$7,111	$5,449	$225	$5,674	$5,344	$570	$5,914
Atlanta MSA	1,098	338	1,436	906	423	1,329	715	645	1,360
North Carolina	4,376	318	4,694	4,700	472	5,172	4,897	355	5,252
Coastal Georgia	2,532	-	2,532	2,542	-	2,542	942	-	942
Gainesville MSA	763	-	763	622	-	622	728	-	728
East Tennessee	1,734	67	1,801	2,216	103	2,319	2,112	633	2,745
South Carolina	1,903	1,609	3,512	3,472	1,516	4,988	1,725	2,857	4,582
Commercial Banking Solutions	2,429	-	2,429	1,914	-	1,914	2,032	-	2,032
Indirect auto	1,379	-	1,379	1,274	-	1,274	1,317	-	1,317
Total NPAs	$22,921	$2,736	$25,657	$23,095	$2,739	$25,834	$19,812	$5,060	$24,872

NONPERFORMING ASSETS ACTIVITY
Beginning Balance	$23,095	$2,739	$25,834	$19,812	$5,060	$24,872	$21,539	$7,949	$29,488
Acquisitions	20	805	825	-	-	-	-	-	-
Loans placed on non-accrual	7,964	-	7,964	8,110	-	8,110	3,172	-	3,172
Payments received	(5,192)	-	(5,192)	(2,955)	-	(2,955)	(3,046)	-	(3,046)
Loan charge-offs	(2,159)	-	(2,159)	(1,564)	-	(1,564)	(1,292)	-	(1,292)
Foreclosures	(807)	683	(124)	(308)	481	173	(561)	561	-
Property sales	-	(1,295)	(1,295)	-	(2,704)	(2,704)	-	(3,077)	(3,077)
Write downs	-	(236)	(236)	-	(294)	(294)	-	(480)	(480)
Net gains (losses) on sales	-	40	40	-	196	196	-	107	107
Ending Balance	$22,921	$2,736	$25,657	$23,095	$2,739	$25,834	$19,812	$5,060	$24,872

	Third Quarter 2017		Second Quarter 2017		First Quarter 2017
		Net Charge-		Net Charge-		Net Charge-
		Offs to		Offs to		Offs to
	Net	Average	Net	Average	Net	Average
(in thousands)	Charge-Offs	Loans (1)	Charge-Offs	Loans (1)	Charge-Offs	Loans (1)
NET CHARGE-OFFS BY CATEGORY
Owner occupied CRE	$(44)	(.01)%	$37	.01%	$(212)	(.05)%
Income producing CRE	1,159	.33	184	.06	870	.28
Commercial & industrial	(200)	(.08)	354	.13	(152)	(.06)
Commercial construction	(114)	(.07)	341	.22	(370)	(.23)
Total commercial	801	.07	916	.08	136	.01
Residential mortgage	313	.14	26	.01	530	.25
Home equity lines of credit	56	.03	253	.15	422	.26
Residential construction	36	.07	(53)	(.11)	(9)	(.02)
Consumer installment	429	.31	481	.34	600	.42
Total	$1,635	.09	$1,623	.09	$1,679	.10

NET CHARGE-OFFS BY MARKET
North Georgia	$516	.19%	$681	.26%	$15	.01%
Atlanta MSA	150	.04	(10)	-	(46)	(.01)
North Carolina	221	.16	131	.10	601	.45
Coastal Georgia	(39)	(.02)	120	.08	(223)	(.15)
Gainesville MSA	(50)	(.08)	(54)	(.09)	358	.58
East Tennessee	55	.05	27	.02	55	.05
South Carolina	528	.15	526	.17	425	.14
Commercial Banking Solutions	(7)	-	(17)	(.01)	195	.09
Indirect auto	261	.24	219	.19	299	.27
Total	$1,635	.09	$1,623	.09	$1,679	.10

(1)	Annualized.

UNITED COMMUNITY BANKS, INC.
Consolidated Statement of Income (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share data)	2017	2016	2017	2016

Interest revenue:
Loans, including fees	$80,264	$69,440	$227,816	$196,888
Investment securities, including tax exempt of $671, $134, $1,307, and $449	17,875	15,418	53,365	48,039
Deposits in banks and short-term investments	700	581	1,782	2,315
Total interest revenue	98,839	85,439	282,963	247,242

Interest expense:
Deposits:
NOW	700	452	1,932	1,381
Money market	1,953	1,347	4,938	3,661
Savings	34	43	89	102
Time	1,870	667	4,257	2,052
Total deposit interest expense	4,557	2,509	11,216	7,196
Short-term borrowings	36	98	177	278
Federal Home Loan Bank advances	1,709	1,015	4,603	2,731
Long-term debt	2,762	2,828	8,490	8,178
Total interest expense	9,064	6,450	24,486	18,383
Net interest revenue	89,775	78,989	258,477	228,859
(Release of) provision for credit losses	1,000	(300)	2,600	(800)
Net interest revenue after provision for credit losses	88,775	79,289	255,877	229,659

Fee revenue:
Service charges and fees	8,220	10,819	29,525	31,460
Mortgage loan and other related fees	4,200	6,039	13,435	13,776
Brokerage fees	1,009	1,199	3,565	3,369
Gains from sales of SBA/USDA loans	2,806	2,479	7,391	6,517
Securities gains, net	188	261	190	922
Other	4,150	5,564	12,226	12,420
Total fee revenue	20,573	26,361	66,332	68,464
Total revenue	109,348	105,650	322,209	298,123

Operating expenses:
Salaries and employee benefits	38,027	36,478	112,056	103,112
Communications and equipment	4,547	4,919	14,443	13,602
Occupancy	4,945	5,132	14,802	14,393
Advertising and public relations	1,026	1,088	3,347	3,275
Postage, printing and supplies	1,411	1,451	4,127	4,029
Professional fees	2,976	3,160	8,391	9,049
FDIC assessments and other regulatory charges	2,127	1,412	4,758	4,453
Amortization of intangibles	1,212	1,119	3,085	3,116
Merger-related and other charges	3,176	3,152	7,060	6,981
Other	6,227	6,112	19,660	17,958
Total operating expenses	65,674	64,023	191,729	179,968
Net income before income taxes	43,674	41,627	130,480	118,155
Income tax expense	15,728	15,753	50,743	44,720
Net income	$27,946	$25,874	$79,737	$73,435

Net income available to common shareholders	$27,719	$25,874	$79,078	$73,414

Earnings per common share:
Basic	$.38	$.36	$1.10	$1.02
Diluted	.38	.36	1.10	1.02
Weighted average common shares outstanding:
Basic	73,151	71,556	72,060	71,992
Diluted	73,162	71,561	72,071	71,996

UNITED COMMUNITY BANKS, INC.
Consolidated Balance Sheet (Unaudited)

	September 30,	December 31,
(in thousands, except share and per share data)	2017	2016

ASSETS
Cash and due from banks	$98,396	$99,489
Interest-bearing deposits in banks	148,449	117,859
Cash and cash equivalents	246,845	217,348
Securities available for sale	2,540,470	2,432,438
Securities held to maturity (fair value $310,446 and $333,170)	306,741	329,843
Mortgage loans held for sale (includes $30,093 and $27,891 at fair value)	30,292	29,878
Loans, net of unearned income	7,202,937	6,920,636
Less allowance for loan losses	(58,605)	(61,422)
Loans, net	7,144,332	6,859,214
Premises and equipment, net	193,915	189,938
Bank owned life insurance	167,680	143,543
Accrued interest receivable	29,573	28,018
Net deferred tax asset	128,731	154,336
Derivative financial instruments	20,972	23,688
Goodwill and other intangible assets	182,716	156,222
Other assets	136,760	144,189
Total assets	$11,129,027	$10,708,655
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Demand	$2,918,428	$2,637,004
NOW	1,938,352	1,989,763
Money market	1,934,169	1,846,440
Savings	605,230	549,713
Time	1,363,949	1,287,142
Brokered	367,256	327,496
Total deposits	9,127,384	8,637,558
Short-term borrowings	16,005	5,000
Federal Home Loan Bank advances	494,484	709,209
Long-term debt	135,707	175,078
Derivative financial instruments	22,926	27,648
Accrued expenses and other liabilities	111,881	78,427
Total liabilities	9,908,387	9,632,920
Shareholders' equity:
Common stock, $1 par value; 150,000,000 shares authorized;
73,403,453 and 70,899,114 shares issued and outstanding	73,403	70,899
Common stock issuable; 588,445 and 519,874 shares	8,703	7,327
Capital surplus	1,341,346	1,275,849
Accumulated deficit	(192,128)	(251,857)
Accumulated other comprehensive loss	(10,684)	(26,483)
Total shareholders' equity	1,220,640	1,075,735
Total liabilities and shareholders' equity	$11,129,027	$10,708,655

UNITED COMMUNITY BANKS, INC.
Average Consolidated Balance Sheets and Net Interest Analysis
For the Three Months Ended September 30,

	2017			2016
	Average		Avg.	Average		Avg.
(dollars in thousands, fully taxable equivalent (FTE))	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (FTE) (1)(2)	$7,149,348	$80,301	4.46%	$6,675,328	$69,427	4.14%
Taxable securities (3)	2,695,162	17,204	2.55	2,588,037	15,284	2.36
Tax-exempt securities (FTE) (1)(3)	105,151	1,098	4.18	22,113	219	3.96
Federal funds sold and other interest-earning assets	183,170	883	1.93	157,972	754	1.91

Total interest-earning assets (FTE)	10,132,831	99,486	3.90	9,443,450	85,684	3.61
Non-interest-earning assets:
Allowance for loan losses	(60,098)			(63,874)
Cash and due from banks	103,477			100,775
Premises and equipment	203,579			198,234
Other assets (3)	599,725			602,690
Total assets	$10,979,514			$10,281,275

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW	$1,863,160	700	.15	$1,744,473	452	.10
Money market	2,170,148	1,953	.36	1,997,165	1,347	.27
Savings	593,823	34	.02	537,447	43	.03
Time	1,338,786	1,548	.46	1,375,706	833	.24
Brokered time deposits	109,811	322	1.16	162,255	(166)	(.41)
Total interest-bearing deposits	6,075,728	4,557	.30	5,817,046	2,509	.17

Federal funds purchased and other borrowings	11,313	36	1.26	42,234	98	.92
Federal Home Loan Bank advances	574,404	1,709	1.18	583,312	1,015	.69
Long-term debt	154,616	2,762	7.09	177,333	2,828	6.34
Total borrowed funds	740,333	4,507	2.42	802,879	3,941	1.95

Total interest-bearing liabilities	6,816,061	9,064	.53	6,619,925	6,450	.39
Non-interest-bearing liabilities:
Non-interest-bearing deposits	2,837,378			2,490,019
Other liabilities	133,212			103,859
Total liabilities	9,786,651			9,213,803
Shareholders' equity	1,192,863			1,067,472
Total liabilities and shareholders' equity	$10,979,514			$10,281,275

Net interest revenue (FTE)		$90,422			$79,234
Net interest-rate spread (FTE)			3.37%			3.22%

Net interest margin (FTE) (4)			3.54%			3.34%

(1)	Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans. The rate used was 39%, reflecting the statutory federal income tax rate and the federal tax adjusted state income tax rate.
(2)	Included in the average balance of loans outstanding are loans where the accrual of interest has been discontinued and loans that are held for sale.
(3)	Securities available for sale are shown at amortized cost. Pretax unrealized gains of $12.6 million in 2017 and $30.4 million in 2016 are included in other assets for purposes of this presentation.
(4)	Net interest margin is taxable equivalent net-interest revenue divided by average interest-earning assets.

UNITED COMMUNITY BANKS, INC.
Average Consolidated Balance Sheets and Net Interest Analysis
For the Nine Months Ended September 30,

	2017			2016
	Average		Avg.	Average		Avg.
(dollars in thousands, fully taxable equivalent (FTE))	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (FTE) (1)(2)	$7,011,962	$227,853	4.34%	$6,277,972	$196,956	4.19%
Taxable securities (3)	2,731,081	52,058	2.54	2,665,272	47,590	2.38
Tax-exempt securities (FTE) (1)(3)	68,005	2,139	4.19	26,415	735	3.71
Federal funds sold and other interest-earning assets	157,582	2,290	1.94	150,146	2,719	2.41

Total interest-earning assets (FTE)	9,968,630	284,340	3.81	9,119,805	248,000	3.63
Non-interest-earning assets:
Allowance for loan losses	(60,971)			(66,142)
Cash and due from banks	102,529			93,802
Premises and equipment	195,576			187,019
Other assets (3)	582,194			574,870
Total assets	$10,787,958			$9,909,354

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW	$1,907,889	1,932	.14	$1,795,372	1,381	.10
Money market	2,100,296	4,938	.31	1,901,903	3,661	.26
Savings	576,927	89	.02	505,337	102	.03
Time	1,292,521	3,499	.36	1,280,503	2,325	.24
Brokered time deposits	106,753	758	.95	194,199	(273)	(.19)
Total interest-bearing deposits	5,984,386	11,216	.25	5,677,314	7,196	.17

Federal funds purchased and other borrowings	22,525	177	1.05	29,427	278	1.26
Federal Home Loan Bank advances	616,388	4,603	1.00	506,524	2,731	.72
Long-term debt	168,271	8,490	6.75	168,955	8,178	6.47
Total borrowed funds	807,184	13,270	2.20	704,906	11,187	2.12

Total interest-bearing liabilities	6,791,570	24,486	.48	6,382,220	18,383	.38
Non-interest-bearing liabilities:
Non-interest-bearing deposits	2,738,118			2,374,076
Other liabilities	121,672			102,421
Total liabilities	9,651,360			8,858,717
Shareholders' equity	1,136,598			1,050,637
Total liabilities and shareholders' equity	$10,787,958			$9,909,354

Net interest revenue (FTE)		$259,854			$229,617
Net interest-rate spread (FTE)			3.33%			3.25%

Net interest margin (FTE) (4)			3.49%			3.36%

(1)	Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans. The rate used was 39%, reflecting the statutory federal income tax rate and the federal tax adjusted state income tax rate.
(2)	Included in the average balance of loans outstanding are loans where the accrual of interest has been discontinued and loans that are held for sale.
(3)	Securities available for sale are shown at amortized cost. Pretax unrealized gains of $4.67 million in 2017 and $15.1 million in 2016 are included in other assets for purposes of this presentation.
(4)	Net interest margin is taxable equivalent net-interest revenue divided by average interest-earning assets.